                                                                   Exhibit 10.17

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is entered into by and among
Scott Bengfort ("Bengfort"), Mondas Minerals Corp. (and its successors), and CCG
Acquisition Corp. (a Delaware corporation) pursuant Section 7.2(e) of the
Agreement and Plan of Merger ("MERGER AGREEMENT") dated February 4, 2011 among
Mondas Minerals Corp., CCG Acquisition Corp., a Delaware corporation ("CCG
DELAWARE"), Bengfort, and Consumer Capital Group Inc., a California corporation
("CCG CALIFORNIA"). All capitalized terms used in this Agreement and not defined shall have the same meanings as assigned to such terms in the Merger Agreement.

     WHEREAS, prior to the merger and related transactions under the Merger
Agreement, Bengfort owned 1,500,000 shares of Mondas Minerals Corp., a Delaware corporation including its successors ("MONDAS"), constituting 60% of the issued and outstanding shares of Mondas;

     WHEREAS, under the Merger Agreement it is contemplated that CCG California shall merge with CCG Delaware, a wholly owned subsidiary of Mondas (sometimes referred to as the "MERGER SUBSIDIARY"), with CCG California as the surviving corporation (the "MERGER"), and, in connection with the Merger, the shareholders of CCG California shall receive 17,777,776 shares of common stock of Mondas as consideration;

     WHEREAS, in connection with the Merger, Bengfort shall cause 1,388,889 shares of his common stock to be cancelled, Mondas shall issue 17,777,776 shares to the CCG California shareholders, and as a result of the Merger, Mondas will have issued and outstanding, on a post-merger fully diluted basis (assuming full issuance of 3,333,333 shares under a proposed option plan), a total of
22,222,220 shares of common stock;

     WHEREAS, as an inducement to and a condition for CCG California to conduct the Merger, Bengfort is agreeing to the terms of this Agreement; and

     WHEREAS, the purpose of this Agreement is to indemnify Mondas and the
Surviving Corporation for all claims and liabilities associated with past business activities of Mondas prior to the Merger, as well as to provide for certain post-closing covenants.

     IN WITNESS WHEREOF, for valid consideration which is hereby acknowledged, the parties agree as follows:

     1. Representations and Warranties. Bengfort hereby reiterates the representations and warranties regarding Mondas set forth in Article V of the
Merger Agreement, which representations and warranties are incorporated into this Agreement by reference.

     2. Indemnification. Bengfort hereby agrees to indemnify and hold Mondas and the Surviving Corporation, their officers, directors, employees and agents and each person, if any, who controls them within the meaning of Section 15 of the
Securities Act of 1933, as amended (the "SECURITIES ACT") or Section 20 of the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the stockholders or members of Mondas and the Surviving Corporation, and, following the Closing of the Merger, all of their then officers, directors, employees and agents and each person, if any, who then control Mondas and the Surviving
Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against (i) any and all past liabilities of any type or nature whatsoever of Mondas existing at the time of Closing, which includes all expenses related to the Agreement and liabilities incurred by
Mondas relating to its operations, dealings or actions prior to the date of
Closing, (ii) any breach of the Mondas Representations and Warranties, and (iii)
any breach of covenants by Bengfort provided herein.

     3. Indemnified Parties; Rights. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant hereto
(the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages or relates to a corporate restructuring, recapitalization or stock issuance prior to the Closing, not an injunction or other equitable relief, and unless the Indemnifying Party:

     (i) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party; and

     (ii) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party;

in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying
Party does not assume control of the defense of such a proceeding or claim, (i)
the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the
Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written

                                     Page 2
consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

     4. Limits.

     (a) After the Closing, Bengfort shall not be required to indemnify any
Indemnified Party with respect to any claim for indemnification pursuant to this
Agreement unless and until the aggregate amount of indemnifiable Damages suffered by all Indemnitees subject to indemnification pursuant to this
Agreement exceeds $100,000 (the "Threshold"), at which point the indemnifying
Person shall indemnify the full amount of such claims and all claims thereafter, subject to any other applicable limitations in this section; provided however, that no Threshold shall apply to any Damages incurred as a result of a breach of
Section 5.7 (Liabilities and Contracts) of the Merger Agreement. The aggregation of claims must only reach the Threshold once, and after such point the
Indemnitees may seek indemnification for all claims which may arise under this section. "Damages" shall mean the amount of any loss, damage, injury, decline in value, liability, claim, fee (including any legal fee, expert fee, accounting fee or advisory fee), demand, settlement, judgment, award, fine, penalty, tax, charge, cost (including any cost of investigation) or expense of any nature whatsoever. Damages related to a failure to receive accounts receivables shall take into account the revenue reflected by that receivable as it was taken into account by Parent in valuing the Company.

     (b) The maximum amount that Bengfort shall be required to indemnify the
Indemnified Party under this Agreement shall be $355,000.

     (c) Bengfort agrees to pay any indemnifiable Damages subject to the terms and conditions hereunder to the Indemnified Parties within 30 days of written notification to Bengfort by Indemnified Parties with documentation of such
Damages, and payment shall be made in cash.

     (d) Bengfort shall not be required to indemnify any Indemnified Party with respect to any claim for indemnification pursuant to this Agreement which arises after the one (1) year anniversary of the Closing. A claim shall be considered to have arisen if the Surviving Corporation or Mondas becomes aware of such claim by any means, including but not limited to written or verbal notification by any claimant, or awareness of any fact that indicates the existence of any claim, provided that Surviving Corporation or Mondas notifies Bengfort of the existence of such claim(s) on or prior to the one (1) year anniversary of the
Closing.

                                     Page 3
     5. Additional Post-Closing Covenants. Bengfort agrees to the following post-Closing covenants:

     (a) Name Change. Immediately following the Closing, Bengfort shall cooperate with Mondas and provide any and all information necessary, or take all actions reasonably requested by Surviving Corporation, for Mondas to be renamed as "Consumer Capital Group Inc."

     (b) Corporate Records.(c) Bengfort agrees to cooperate and use commercially reasonable efforts to provide true and accurate historical tax records, accounting documentation, account numbers, and any other corporate information relating to Mondas' operations prior to and leading up to the Closing, promptly upon request of the Surviving Corporation or its representatives.

     6. Survival; Termination. The parties agree that all of the covenants, representations and warranties provided herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

     7. Additional Agreements. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

     8. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Bengfort:               Scott Bengfort
                                        13983 West Stone Avenue
                                        Post Falls, ID 83854
                                        Facsimile: 1-678-669-7952

          With a copy to:               Robert Weaver, Esq.
                                        721 Devon Court
                                        San Diego, CA 92109
                                        Facsimile: (858) 997-2124

          If to Indemnified Parties     c/o Consumer Capital Group Inc.
          or Surviving Corporation:     506 N. Garfield Ave. #210
                                        Alhambra, California 91801
                                        Attn: Jack Gao
                                        Facsimile:

                                     Page 4
          With a copy to:               Richardson & Patel LLP
                                        10900 Wilshire Boulevard, Suite 500
                                        Los Angeles, CA 90024
                                        Facsimile: (310) 208-1154

     10. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties regarding the foregoing subject matter, and supersede and cancel any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

     12. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. Fees. In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney's fees and costs and such other damages as may have been caused by the default of the defaulting party.

                  [Remainder of Page Left Blank Intentionally]

                                     Page 5
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth below.

Dated: 2-4-2011                  By: /s/ Scott Bengfort
                                    --------------------------------------------
                                    Scott Bengfort, an individual

                                 MONDAS MINERALS CORP.
                                 a Delaware corporation

                                 By: /s/ Scott Bengfort
                                    --------------------------------------------
                                    Scott Bengfort
                                    Chief Executive Officer

                                 CCG ACQUISITION CORP.
                                 a Delaware corporation

                                 By: /s/ Scott Bengfort
                                    --------------------------------------------
                                    Scott Bengfort
                                    Chief Executive Officer

ACKNOWLEDGED:

CONSUMER CAPITAL GROUP INC.
a California corporation

By: /s/ Jack Gao
   --------------------------------
   Jack Gao
   Chief Executive Officer

                                     Page 6